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                                                                   Exhibit 23.02


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 1996, which appears on page 34 of the 1995 Annual Report to Stockholders of HNC Software Inc., which is incorporated by reference in HNC Software Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 29 of such Annual Report on Form 10-K. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 1996, except as to the stock split which is as of April 3, 1996 and as to the pooling of interests with Risk Data Corporation which is as of August 30, 1996 and as to the repayment of all of Risk Data Corporation's outstanding debt which is as of September 11, 1996, appearing on page 26 of HNC Software Inc.'s Current Report on Form 8-K/A-1 dated October 15, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 57 of such Current Report on Form 8-K/A-1.





PRICE WATERHOUSE LLP

San Diego, California
October 16, 1996